                                                                       EXHIBIT A
                                                                       ---------

                                LP VALUE LIMITED
                           c/o Laxey Partners Limited
                         Stanley House, 7-9 Market Hill
                          Douglas, Isle of Man, IM1 2BF
                       Tel: 01624 690900 Fax: 01624 623819
                              www.laxeypartners.com
                              ---------------------

April 25, 2003


VIA HAND DELIVERY
-----------------
Jardine Fleming India Fund, Inc.
51 W. 52nd Street
New York, New York  10019
Attention: Secretary

RE:      JARDINE FLEMING INDIA FUND, INC.: NOMINATION OF DIRECTORS
---      ---------------------------------------------------------

         Dear Sir or Madam:

         LP Value Limited hereby notifies you of our intent to appear in person or by proxy to nominate the following persons for election as Directors at the Jardine Fleming India Fund, Inc.'s (the "Fund") 2003 Annual Meeting of Stockholders.

         1. Colin Kingsnorth
         2. Andrew Pegge

         In addition to the above listed nominees, in the event that there is a third director seat vacant due to a director resignation or otherwise, we also nominate Mr. Kirti Patel for election as a director.

         We believe that our nominees will be more responsive than the current board to the needs of all shareholders of the Fund. Annex A hereto sets forth additional information concerning each such nominee.

         As of April 24, 2003, LP Value Limited beneficially owns 114,550 shares of the Fund's Common Stock, and we intend to continue ownership of our shares through the date of the Fund's next annual meeting. Annex B hereto sets forth information concerning LP Value Limited's address, telephone number, and beneficial ownership of shares of the Fund.

         Although we have no reason to believe that the above-named nominees will not serve if elected, we reserve the right to substitute any or all of the above-named nominees, prior to the 2003 Annual Meeting of Stockholders, with another nominee or nominees of our choosing. In that event, we will provide notice to you as soon as practicable.

         We reserve the right to increase the number of nominees we propose in the event that more than three (3) directors will be elected by the holders of the Fund's Common Stock at the Fund's 2003 Annual Meeting of Stockholders. LP Value Limited has entered into Indemnification Agreements with each of the nominees indemnifying each of the nominees to the extent permitted under the laws of England with respect to their nomination.

         Enclosed are executed letters from each of the above nominees consenting to being named as a nominee with respect to the election of Directors at the Fund's 2003 Annual Meeting of Stockholders and to serving as a director of the Fund if elected at such meeting.

         If any further information is required concerning any of our nominees, please do not hesitate to contact us.


Sincerely,

LP VALUE LIMITED


By: /s/ Andrew Pegge
    -----------------
Name:   Andrew Pegge
Title:  Director

                                     ANNEX A
                               NOMINEE INFORMATION


1.       COLIN KINGSNORTH, AGE 39

         Business Address:
         Laxey Partners (UK) Limited
         28 Chelsea Wharf
         Lots Road
         London SW10 0QJ
         United Kingdom


         Residence Address:

         68 Loampit Hill
         Lewisham
         London SE 13 7SX
         UK


         Principal Occupation:

         Investment management, Laxey Partners (UK) Limited


         Beneficial Ownership or Record Ownership of Jardine Fleming India Fund, Inc. by Nominee:

         606,326 shares of common stock, as the owner of one half of the outstanding equity of Laxey Partners Limited, the investment manager for The Value Catalyst Fund Limited, Laxey Investors Limited, Laxey Universal Value LP, LP Value Limited and unaffiliated t hird party discretionary accounts.


         Other Directorships Held:

         Director of Laxey Partners (UK) Limited; Director of LP Value Limited; Director of Laxey Investors Limited; Director, Ceiba Finance Ltd.; Director, East European Development Fund Ltd; Director, Tea Plantations Investment Trust Ltd.


         Brief Description of Arrangement or Understandings between Nominee and LP Value Limited:

         Director of Laxey Partners Limited

         LP Value Limited has entered into an Indemnification Agreement with Nominee indemnifying the Nominee to the extent permitted under the laws of England with respect to his nomination


2.       ANDREW PEGGE, AGE 39


         Business Address:

         Stanley House
         7-9 Market Hill
         Douglas
         Isle of Man IM1 2BF


         Residence Address:

         Palladian House
         Glen Road
         Laxey
         Isle of Man, IM4 7AH


         Principal Occupation:

         Investment management, Laxey Partners Limited


         Beneficial Ownership or Record Ownership of Jardine Fleming India Fund, Inc. by Nominee:

         606,326 shares of common stock, as the owner of one half of the outstanding equity of Laxey Partners Limited, the investment manager for The Value Catalyst Fund Limited, Laxey Investors Limited, Laxey Universal Value LP, LP Value Limited and unaffiliated third party discretionary accounts.


         Other Directorships Held:

         Director, LP Value Limited; Director, Laxey Investors Limited (numbered 1-105); Director, Laxey Partners (U.K.) Ltd.; Director, Laxey Partners
         (GP) 1 Ltd.; Director, Laxey Partners (GP) 2 Ltd.; Director, Laxey Partners (GP) 3 Ltd.; Director, Ceibe Finance Ltd.; Director, Energy Capital PLC; Director, Classic Car Club Ltd.; Director, Z Rooms Ltd.


         Brief Description of Arrangement or Understandings between Nominee and LP Value Limited:

         Director of Laxey Partners Limited


         LP Value Limited has entered into an Indemnification Agreement with Nominee indemnifying the Nominee to the extent permitted under the laws of England with respect to his nomination


3.       KIRTI PATEL, AGE 45

         Business Address:

         Laxey Partners (UK) Limited
         28 Chelsea Wharf
         Lots Road
         London SW10 0QJ
         United Kingdom


         Residence Address:

         190 Watford Way
         Hendon
         London NW4 4UA
         United Kingdom


         Principal Occupation:

         Consultant, Laxey Partners Limited


         Beneficial Ownership or Record Ownership of Jardine Fleming India Fund, Inc. by Nominee:

         None


         Other Directorships Held:

         None


         Brief Description of Arrangement or Understandings between Nominee and LP Value Limited:

         LP Value Limited has entered into an Indemnification Agreement with Nominee indemnifying the Nominee to the extent permitted under the laws of England with respect to his nomination

                                     ANNEX B
                             STOCKHOLDER INFORMATION


The name, address and beneficial ownership information regarding the stockholder, its investment manager and the owners of the investment manager are set forth below.


LP Value Limited, a British Virgin Islands international business company
("LPV"):

LPV is an international business company incorporated in the British Virgin Islands on October 2001 created to allow investors to take advantage of investment opportunities in closed-end funds and similar investment entities. LPV is managed by Laxey Partners Limited. The record address of LPV is Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands. As of April 24, 2003, LPV is the beneficial owner of 114,550 shares of common stock of the Fund.


Laxey Partners Limited, an Isle of Man limited liability company ("Laxey"):

Formed in November 1998, Laxey is a global active value fund manager specializing in arbitrage-led investment. The address of Laxey's principal business and principal office is Stanley House, 7-9 Market Hill, Douglas, Isle of Man IM1 2BF. As of April 24, 2003, Laxey through its management of The Value Catalyst Fund Limited, Laxey Investors Limited, Laxey Universal Value LP, LP Value Limited and unaffiliated third party discretionary accounts is the beneficial owner of an aggregate of 606,326 shares of the Fund.


Colin Kingsnorth, a British citizen ("Kingsnorth"); and Andrew Pegge, a British citizen ("Pegge"):

Each of Messrs. Kingsnorth and Pegge owns one half of the outstanding equity of Laxey. Kingsnorth's principal occupation is that of portfolio manager and director of Laxey. His business address is 28 Chelsea Wharf, Lots Road, London, SW10 0QJ, United Kingdom. Pegge's principal occupation is also that of portfolio manager and director of Laxey and his business address is Stanley House, 7-9 Market Hill, Douglas, Isle of Man, IM1 2BF, United Kingdom. As of April 24, 2003, each of Messrs. Kingsnorth and Pegge is the beneficial owner of 606,326 shares of common stock of the Fund.

April 25, 2003

Jardine Fleming India Fund, Inc.
51 W. 52nd Street
New York, New York  10019
Attention: Secretary


RE:    WRITTEN CONSENT TO SERVE AS DIRECTOR OF JARDINE FLEMING INDIA FUND, INC.
---    ------------------------------------------------------------------------

       Dear Sir or Madam,

       The undersigned hereby consents to being named by LP Value Limited as a nominee for Director of Jardine Fleming India Fund, Inc. (the "Fund") and accepts such nomination. The undersigned also hereby confirms his intent to serve as Director of the Fund, if so elected at the Fund's 2003 Annual Meeting of Stockholders, for a term of three (3) years and until the election and qualification of his successor.





Sincerely,



/s/ Colin Kingsnorth
----------------------------
Name: Colin Kingsnorth

April 25, 2003

Jardine Fleming India Fund, Inc.
51 W. 52nd Street
New York, New York  10019
Attention: Secretary


RE:    WRITTEN CONSENT TO SERVE AS DIRECTOR OF JARDINE FLEMING INDIA FUND, INC.
---    ------------------------------------------------------------------------

       Dear Sir or Madam,

       The undersigned hereby consents to being named by LP Value Limited as a nominee for Director of Jardine Fleming India Fund, Inc. (the "Fund") and accepts such nomination. The undersigned also hereby confirms his intent to serve as Director of the Fund, if so elected at the Fund's 2003 Annual Meeting of Stockholders, for a term of three (3) years and until the election and qualification of his successor.



Sincerely,



/s/ Andrew Pegge
-------------------------
Name: Andrew Pegge

April 25, 2003

Jardine Fleming India Fund, Inc.
51 W. 52nd Street
New York, New York  10019
Attention: Secretary


RE:    WRITTEN CONSENT TO SERVE AS DIRECTOR OF JARDINE FLEMING INDIA FUND, INC.
---    ------------------------------------------------------------------------

       Dear Sir or Madam,

       The undersigned hereby consents to being named by LP Value Limited as a nominee for a Class III Director of Jardine Fleming India Fund, Inc. (the "Fund") and accepts such nomination. The undersigned also hereby confirms his intent to serve as Director of the Fund, if so elected at the Fund's 2003 Annual Meeting of Stockholders, until the election and qualification of his successor.



Sincerely,



/s/ Kirti Patel
-----------------------
Name: Kirti Patel